UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

   CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2011

COLGATE-PALMOLIVE COMPANY

Delaware	1-644	13-1815595

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue
New York, NY 10022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On June 20, 2011, Colgate-Palmolive Europe Sarl (“Colgate Europe”) completed its acquisition (the “Acquisition”) of the business of the Sanex personal care brand (the “Business”), pursuant to the terms of the previously announced and filed Business and Share Sale and Purchase Agreement, dated as of March 22, 2011, by and among Colgate Europe, Colgate-Palmolive Company (“Colgate”), Unilever N.V. and Unilever PLC (together with Unilever N.V., the “Unilever Parents”), from the Unilever Parents and certain of their affiliates (the “Unilever Group”) for an aggregate purchase price of €672,000,000. The Acquisition included the purchase of all of the issued and outstanding common stock of a French company, a Danish company and a Dutch company each owned by a member of the Unilever Group and the other assets used in the Business and held by certain other members of the Unilever Group.

Attached hereto as Exhibit 99.1 is a copy of the press release issued by Colgate on June 20, 2011 regarding the closing of the Acquisition, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated June 20, 2011, Issued by Colgate-Palmolive Company Announcing Closing of the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 24, 2011

COLGATE-PALMOLIVE COMPANY

By: /s/Dennis J. Hickey
Name: Dennis J. Hickey
Title: Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated June 20, 2011, Issued by Colgate-Palmolive Company Announcing Closing of the Acquisition.